UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

_______________________________

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

EMAGIN CORPORATION

______________________________________________________________________________________

(Name of Registrant as Specified In Its Charter)

______________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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eMagin Corporation

2021

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

_______________________

June 10, 2021

at 9:00 a.m. Eastern Time

_______________________

Via Internet at

http://www.cstproxy.com/emagin/2021

eMagin Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 10, 2021

Thursday,  June 10, 2021 eMagin Corporation (“eMagin” or the “Company”) will hold its 2021 Annual Meeting of Stockholders (the “Annual Meeting”).  Due to the ongoing public health impact of the coronavirus pandemic (COVID-19), and out of concern for the health and safety of our stockholders, directors, and members of management, the Annual Meeting will be held in a virtual meeting format only. There will be no physical location for stockholders to attend the Annual Meeting. Stockholders will be able to listen, vote and submit questions. If you plan to participate in the virtual Annual Meeting, please see the Instructions for the Virtual Annual Meeting section in the attached Proxy Statement. Stockholders may participate in the Annual Meeting by logging in to http://www.cstproxy.com/emagin/2021. Stockholders of record at the close of business on April 20, 2021 will be asked to vote on the following matters:

1.	To elect the six director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021;

3.	To conduct a non-binding, advisory vote to approve the compensation of our named executive officers; and

4.	To act on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

We distribute proxy materials to most of our stockholders over the internet by sending them a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. Many other companies have transitioned to this way of distributing annual meeting materials which lowers the costs of delivery and reduces the environmental impact of the Annual Meeting. On or about April 30, 2021, a Notice of Internet Availability of Proxy Materials (the “Notice”) or the proxy statement and form of proxy will be mailed to stockholders as of the record date. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions in the Notice.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTE ONLINE AT THE ANNUAL MEETING OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote “FOR” Proposals 1–3. A list of all stockholders entitled to vote at the Annual Meeting will be available at the principal office of the Company during usual business hours for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Annual Meeting virtually. However, whether or not you plan to attend the virtual Annual Meeting online, your shares should be represented and voted. After reading the enclosed Proxy Statement, please vote promptly to ensure that your shares will be represented at the meeting.

Whether or not you expect to attend the virtual Annual Meeting online, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card. Even if you have voted by proxy, you may still vote at the Annual Meeting if you virtually attend. Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee holder and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 10, 2021.  The Proxy Statement and our 2020 Annual Report on Form 10-K are available at:

http://www.cstproxy.com/emagin/2021

By Order of the Board of Directors

/s/ Jill J. Wittels
Jill J. Wittels
Chair of the Board of Directors

Date: April 29, 2021

WHETHER OR NOT YOU PLAN ON ATTENDING THE VIRTUAL ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

eMagin Corporation

700 South Drive, Suite 201

Hopewell Junction, NY 12533

(845) 838-7900

_____________________

PROXY STATEMENT

_____________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of eMagin Corporation (“eMagin” or the “Company”) to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be via the internet at http://www.cstproxy.com/emagin/2021,  on Thursday, June 10, 2021, at 9:00 a.m. Eastern Time, and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about April 29, 2021.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by (1) virtually attending the Annual Meeting and voting during the Annual Meeting,  (2) by delivering to the Chief Financial Officer of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or, if you requested printed proxy materials, a later-dated, properly executed proxy, (3) timely voting again by telephone, or (4) timely submitting new voting instructions over the internet. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company, which will bear all costs associated with the mailing of this Proxy Statement and the solicitation of proxies.

RECORD DATE

Stockholders of record at the close of business on April 20, 2021, will be entitled to receive notice of, virtually attend and vote at the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

eMagin Corporation has made these materials available to you on the internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting of Stockholders to be held via the internet at http://www.cstproxy.com/emagin/2021 on June 10, 2021, at 9:00 a.m. local time. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We will first furnish our proxy materials on or about April 29, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

What is included in these materials?

These materials, which are available on the internet at: http://www.cstproxy.com/emagin/2021, include:

•this Proxy Statement for the Annual Meeting;

•the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and

•if you requested printed versions of these materials by mail, the proxy card or vote instructions for the Annual Meeting.

What is the proxy card?

The proxy card enables you to appoint Andrew G. Sculley, our Chief Executive Officer, and Mark A. Koch,  our Chief Financial Officer, as your representatives at the Annual Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) the election of six persons named herein as nominees for directors of the Company, to hold office subject to the provisions of the bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified, (ii) ratification of the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021; and (iii) a non-binding, advisory vote to approve the compensation of our named executive officers. In addition, management will report on the performance of the Company during fiscal year 2020 and respond to questions from stockholders.

What constitutes a quorum?

The presence at the meeting, virtually or by proxy, of the holders of a majority of the number of shares of common stock and Series B Convertible Preferred Stock (on an as-converted basis with the common stock) issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. As of the record date, there will be 71,975,792 shares of eMagin common stock and 5,659 shares of Series B Convertible Preferred Stock, convertible into 18,726,009 shares of common stock, issued and outstanding. Each share of Series B Convertible Preferred Stock is entitled to voting rights equal to the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock. Thus, the presence of the holders of common stock and Series B Convertible Preferred Stock (on an as-converted basis with the common stock) representing at least 45,350,901 votes will be required to establish a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with “notice and access” rules of the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials over the internet. Consequently, most stockholders of the Company will not receive paper copies of the proxy materials. Instead, on or about April 29, 2021,  the Company expects to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders of record and beneficial owners. The Notice will contain instructions for accessing the proxy materials, including our Proxy Statement. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages you to take advantage of the availability of the proxy materials on the internet.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•view the Company’s proxy materials for the Annual Meeting on the internet;

•request hard copies of the materials; and

•instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the expense of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Stockholder of Record

If, on April 20, 2021, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered a stockholder of record with respect to those shares. As the stockholder of record, you have the right to direct the voting of your shares by following the instructions set forth in the Notice or, if you requested printed proxy materials, by returning the proxy card to us. Whether or not you plan to attend the virtual Annual Meeting, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: 1) over the internet at www.cstproxyvote.com,  2) by telephone by calling 1 (888) 965-8995 or 3) if you elected to receive printed proxy materials by mail, by marking, dating, and signing your proxy card and returning it in the accompanying pre-addressed, postage-paid envelope.

Beneficial Owner of Shares Held in Street Name

If, on April 20, 2021, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares online at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

•Via the Internet. You may vote by proxy via the internet by visiting www.cstproxyvote.com and following the instructions provided in the Notice. The deadline for voting over the internet is June 9, 2021 at 11:59 p.m. Eastern Time.

•By Telephone. You may vote by calling 1 (888) 965-8995.  Please use a touch-tone telephone to vote your proxy and have your Notice or proxy card available when you call.

•By Mail.  If you requested printed proxy materials, you may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by June 10, 2021.

•At the Meeting. You may attend and vote at the virtual Annual Meeting. Stockholders who attend the virtual Annual Meeting should follow the instructions at http://www.cstproxy.com/emagin/2021 to vote or submit questions during the meeting.  You will need your 12-digit control number to vote electronically at the virtual Annual Meeting. Voting online during the meeting will replace any previous votes, and the online polls will close at 9:10 a.m. on June 10, 2021.

Beneficial Owners of Shares Held in Street Name. If, as of the record date, you are a beneficial owner of shares held in street name, you should have received from your brokerage firm, bank or other nominee holder instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the brokerage firm, bank or other nominee holder. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

•Via the Internet.  You may vote by proxy via the internet by following the instruction form provided to you by your brokerage firm, bank or other nominee holder.

•By Telephone.  You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your brokerage firm, bank or other nominee holder.

•By Mail.  If you requested printed proxy materials, you may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by brokerage firm, bank or other nominee holder.

•At the Meeting. If you are a beneficial owner of shares held in street name and you wish to vote in person at the virtual Annual Meeting, you must obtain a legal proxy from the organization that holds your shares prior to the Annual Meeting.  Please contact that organization for instructions regarding obtaining a legal proxy to you.  Please follow the instructions at http://www.cstproxy.com/emagin/2021 to vote or submit questions during the meeting. Voting online during the meeting will replace any previous votes, and the online polls will close at 9:10 a.m. on June 10, 2021.

What are abstentions and broker non-votes and how will they be treated?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of the majority of the votes cast at the Annual Meeting, e.g., Proposal No. 2 (proposed ratification of the appointment of RSM US LLP) and Proposal No. 3 (advisory vote on our executive compensation). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

The proposed ratification of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 is considered a “routine” matter. Accordingly, brokers are entitled to vote uninstructed shares with respect to this proposal. We do not expect any “broker non-votes” in connection with the ratification of the appointment of RSM US LLP. The election of directors and the advisory vote on our executive compensation are considered non-routine matters and, accordingly, brokers do not have discretionary voting power with respect to such matters.

Votes that are withheld in connection with Proposal No. 1 (election of directors) will be excluded entirely from the vote and will have no effect on the vote.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and:

•You indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board of Directors, or

•You requested printed proxy materials, and you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters, such as the ratification of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, but cannot vote on non-routine matters, such as the other proposals presented in this Proxy Statement.

What are the Board of Directors’ recommendations?

The Board of Directors’ recommendation is set forth together with the description of each proposal in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•for election of the six directors nominated by the Company to hold office subject to the provisions of the bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•for ratification of the appointment of RSM US LLP as the Company’s independent auditors for fiscal year 2021; and

•for approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How are proxy materials delivered to households?

On or about April 29, 2021, we expect to mail to our stockholders the Notice, which will contain instructions for accessing the proxy materials, including our Proxy Statement and Annual Report on Form 10-K, and voting via the internet. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We will deliver one envelope with multiple Notices to you if you share a single address with at least one other stockholder, unless we have received instructions to the contrary from you. We will promptly deliver a separate Notice to you upon your written or oral request.

We will deliver promptly to you upon your written or oral request a separate copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and this Proxy Statement. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report on Form 10-K and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report on Form 10-K and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to eMagin Corporation, 700 South Drive, Suite 201, Hopewell Junction, NY 12533; Attention: Chief Financial Officer.

Why Hold a Virtual Meeting?

Due to the ongoing COVID-19 pandemic, and out of concern for the health and safety of our stockholders, directors, and members of management, the Annual Meeting will be held in a virtual meeting format only. There will be no physical location for stockholders to attend the Annual Meeting. However, the virtual Annual Meeting will provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting. In addition, we anticipate that the virtual Annual Meeting format will reduce Company costs associated with planning, holding and arranging logistics for in-person meeting proceedings and also enable increased stockholder attendance and participation because stockholders can participate equally from any location around the world, at little to no cost.

The virtual Annual Meeting format will also reduce the environmental impact of our Annual Meeting.

How do I attend the virtual Annual Meeting, and may I ask questions?

This year’s Annual Meeting will be held virtually over the internet. There will be no physical location for stockholders to attend the Annual Meeting. Any stockholder may attend and listen live to the webcast of the Annual Meeting over the internet by logging in to http://www.cstproxy.com/emagin/2021.  As a registered stockholder, you received either a notice and access instruction form or proxy card from Continental. Both forms contain instructions on how to attend the virtual annual meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at the phone number or e-mail address below. Beneficial investors who hold shares through a bank, broker or other intermediary, will need to contact such bank, broke or other intermediary and obtain a legal proxy. Once you have your legal proxy, contact Continental to have a control number generated. Continental contact information is as follows:  917-262-2373, or email proxy@continentalstock.com.

Each stockholder as of the record date of the Annual Meeting may submit questions while attending the Annual Meeting over the internet and cast vote by using the 12-digit control number provided by Continental. If  a stockholder elected to receive printed proxy materials by mail, the voting instructions accompany these proxy materials.

Will the virtual Annual Meeting be webcast?

Yes. This year’s Annual Meeting will be completely virtual and will be webcast live at http://www.cstproxy.com/emagin/2021.  A replay of the Annual Meeting will be made publicly available on our Investor Relations website following the conclusion of the Annual Meeting.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting website, and the information for assistance will be located on http://www.cstproxy.com/emagin/2021.

What are the interest of officers and directors of the Company in matters to be acted upon at the Annual Meeting?

Except for the election to our Board of Directors of the six nominees set forth herein and the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

How much stock is owned by 5% stockholders, directors, and executive officers?

The following table sets forth the number of shares known to be beneficially owned by all persons who own at least 5% of eMagin’s outstanding common stock, the Company’s directors, the Company’s named executive officers, and the directors and executive officers as a group as of March 31, 2021, unless otherwise noted. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the mailing address of stockholders is c/o eMagin Corporation, 700 South Drive, Suite 201, Hopewell Junction, NY 12533.

	Common Stock	Percentage
Name of Beneficial Owner	Beneficially Owned**	of Common Stock**
Beneficial owners of 5% or more of our common stock
Stillwater Holdings LLC (f/k/a Stillwater LLC)(1)	20,830,064	23.73%
AWM Investment Company(2)	11,320,512	14.06%
Ginola Limited(3)	7,608,132	10.57%
Sabby Management, LLC(4)	3,119,828	4.33%
Rainbow Gate Corporation(5)	3,109,599	4.32%
Directors and named executive officers
Paul Cronson(6)	1,170,323	1.60%
Jill J. Wittels(7)	1,170,949	1.60%
Stephen Seay(8)	624,764	*
Andrew G. Sculley(9)	464,727	*
Eric Braddom(10)	194,310	*
Ellen Richstone(11)	537,611	*
Amalkumar Ghosh(12)	146,512	*
Mark A. Koch(13)	58,141	*
Other Executive Officers(14)	145,531	*
All executive officers and directors as a group (consisting of 11 individuals)	4,512,868	8.94%

*      Less than 1% of the outstanding common stock

**    Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or preferred shares exercisable or convertible within 60 days of March 31, 2021 are deemed outstanding for computing the percentage of the person holding such option or warrant.

(1)

This figure represents: (i) 5,033,325 shares of common stock owned by Stillwater Holdings LLC (f/k/a Stillwater LLC), which includes 4,250,000 shares of common stock placed with Flat Creek Fiduciary Management LLC as trustee of a trust for the benefit of minor beneficiaries of the sole member of Stillwater Holdings LLC, in which the sole member of Stillwater Holdings LLC has investment control; and 783,325 shares of common stock owned by Rainbow Gate Corporation of which the sole member of Stillwater Holdings LLC is the investment manager; (ii)  15,671,740 shares of common stock underlying Series B Convertible Preferred Stock which includes 2,326,274 shares of common stock underlying Series B Convertible Preferred Stock held by Rainbow Gate Corporation of which the sole member of Stillwater Holdings LLC is the investment manager; and (iii) 124,999 shares underlying common stock warrants. Mortimer D. A. Sackler exercises sole voting power with respect to the shares held in the name of Stillwater Holdings LLC as sole member, Mortimer D. A. Sackler exercises sole voting power with respect to the shares held in the name of Rainbow Gate Corporation as investment manager, Mortimer D. A. Sackler exercises sole voting power with respect to the shares held in the name of Stillwater Trust LLC as sole member and president and Mortimer D.A. Sackler has investment control with respect to the shares held in the name of Flat Creek Fiduciary Management LLC, as trustee; therefore Stillwater Holdings LLC is deemed to beneficially own the shares held by Rainbow Gate Corporation and Flat Creek Fiduciary Management LLC. The mailing address of Stillwater Holdings LLC is c/o Frank S. Vellucci, Esq, Norton Rose Fulbright US LLP, 1301 Avenue of the Americas, New York, NY 10019-6022.

(2)

This figure represents: (i)  2,805,512 shares of common stock owned by AWM Investment Company, which includes:  356,100 shares of common stock held indirectly by Special Situations Cayman Funds, L.P.; 938,800 shares of common stock owned by Special Situations Fund III QP.; 226,608 shares owned by Special Situations Technology Fund L.P. and 1,284,004 shares of common stock owned by Special Situation Technology Fund II; and (ii) 8,515,000 shares underlying common stock warrants. The mailing address of AWM Investment management is c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022.

(3)

This figure represents: (i)  2,451,344 shares of common stock owned by Ginola Limited, which includes: 783,325 shares of common stock held indirectly by Rainbow Gate Corporation; 78,478 shares of common stock owned by Mount Union Corp.; and 57,372 shares of common stock owned by Chelsea Trust Company Limited, as trustee (Ginola Limited disclaims beneficial ownership of the shares owned by Rainbow Gate Corporation, Mount Union Corp. and Chelsea Trust Company Limited, as trustee); (ii) 173,333 shares underlying common stock warrants; and (iii)  4,983,455 shares of common stock underlying Series B Convertible Preferred Stock, which includes 2,326,274 shares of common stock underlying Series B Convertible Preferred Stock held by Rainbow Gate Corporation. Stillwater Holdings LLC (f/k/a

Stillwater LLC) and Ginola Limited are beneficially owned by separate parties and therefore do not exert voting control over one another. However, the figure for Stillwater Holdings LLC includes the shares held by Rainbow Gate Corporation and the sole member of Stillwater Holdings LLC is the investment manager and sole director of Rainbow Gate Corporation that exerts voting control over such shares. Jonathan White, Philip Le Cornu and Joerg Fischer exercise shared voting power with respect to the shares held in the name of Mount Union Corp. Stuart Baker, Joerg Fischer, Christopher Mitchell, Leslie Schreyer and Jonathan White exercise shared voting power with respect to the shares held in the name of Chelsea Trust Company Limited. Jonathan White, Joerg Fischer and Philip Le Cornu are the directors of Ginola Limited and exercise shared voting power with respect to the shares held in the name of Ginola Limited. The mailing address of Ginola Limited is c/o Frank S. Vellucci, Esq, Norton Rose Fulbright US LLP, 1301 Avenue of the Americas, New York, NY 10019-6022.

(4)

This figure represents: (i)  3,119,828 shares of common stock and shared voting power among; Sabby Volatility Warrant Master Fund, Ltd; Sabby Management, LLC; and Hal Minz. The mailing address of Sabby Volatility Warrant Master Fund is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. The mailing address of Hal Minz and Sabby Management, LLC is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

(5)

This figure represents 783,325 shares of common stock owned by Rainbow Gate Corporation and 2,326,274 shares of common stock underlying Series B Convertible Preferred Stock held by Rainbow Gate Corporation. Mortimer D. A. Sackler exercises the sole voting power with respect to the shares held in the name of Rainbow Gate Corporation. The mailing address of Rainbow Gate Corporation is c/o Frank S. Vellucci, Esq, Norton Rose Fulbright US LLP, 1301 Avenue of the Americas, New York, NY 10019-6022.

(6)

This figure represents 186,990 shares of common stock owned by Mr. Cronson, 578,837 shares of common stock underlying options, 7,408 shares underlying common stock warrants, and 160,000 shares of common stock underlying Series B Convertible Preferred Stock held directly and indirectly by Paul Cronson. This includes (i) 13,294 shares of common stock held indirectly by a family member of Paul Cronson; and (ii) 155,177 shares of common stock and 160,000 shares of common stock underlying Series B Convertible Preferred Stock held indirectly by Navacorp III, LLC. Mr. Cronson exercises sole voting power with respect to the shares held in the name of Navacorp III, LLC.

(7)	This figure represents 18,519 shares of common stock owned by Jill Wittels, 7,408 shares underlying common stock warrants, and 1,145,022 shares underlying options.

(8)	This figure represents 38,519 shares of common stock owned by Steve Seay, 7,408 shares underlying common stock warrants, and 578,837 shares underlying options.

(9)	This figure represents 307,319 shares of common stock owned by Andrew G. Sculley, 7,408 shares underlying common stock warrants, and 150,000 shares underlying options.

(10)	This figure represents 31,578 shares of common stock owned by Eric Braddom and 162,732 shares underlying options.

(11)	This figure represents 18,519 shares owned by Ellen Richstone, 7,408 shares underlying common stock warrants, and 511,684 shares underlying options.

(12)	This figure represents 39,104 shares of common stock owned by Amalkumar Ghosh, 7,408 shares underlying common stock warrants, and 100,000 shares underlying options.

(13)	This figure represents 33,141 shares of common stock owned by Mark Koch and 25,000 shares underlying options.

(14)	Includes three other executive officers.

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

How is eMagin responding to Environmental, Social and Governance concerns?

Our Board of Directors has the responsibility of overseeing policies, strategies and programs related to environmental, social and governance (“ESG”) matters, including all issues related to the sustainability of our products and operations.

We believe that integrating corporate social responsibility policies and strategies into our business contributes to our long-term financial performance, and we are committed to taking a leadership role in addressing environmental and social issues related to our industry and the communities in which we operate. The Board regularly reviews matters related to compliance with environmental laws and the health and safety of employees.

We continually evaluate our policies and practices and monitor our efforts in areas of legal and social responsibility, diversity and sustainability.

Human Capital

We strive to attract, acquire and retain talented and diverse employees for our global businesses. We seek to engage, develop and reward our more than 100 employees so they can successfully pursue our leadership in OLED microdisplay technology for the next generation of computing and imaging devices, serving world-class customers in the military, consumer, medical and industrial markets. Our employees invent, engineer and manufacture display technologies of the future. We believe we are the only manufacturer of OLED displays in the United States. Our microdisplays have been used in AR/VR, aircraft helmets, heads-up display systems, thermal scopes, night vision goggles, future weapon systems and a variety of other applications.

Health and Welfare Benefits

We provide a flexible benefits program designed to recognize the different needs of our employees, yet provide essential protection in certain areas. Our program gives employees a chance to tailor many of their benefits to meet their personal situation, while maintaining a base coverage that is provided for all employees.

Oversight and Management

Our Human Resources Department is tasked with leading our organization in managing employment-related matters, including recruiting and hiring, onboarding and training, compensation planning, talent management and development. We are committed to providing team members with the training and resources necessary to continually strengthen their skills. Our executive team is responsible for periodically reviewing team member programs and initiatives, including healthcare and other benefits, as well as our management development and succession planning practices. Management periodically reports to the Board and its committees  regarding human capital measures and results that guide how we attract, retain and develop a workforce to enable our business strategies.

We seek to conduct business ethically, honestly, and in compliance with applicable laws and regulations. Our business practices and principles– honesty, respect, confidentiality, and compliance- are reflected in our Code of Conduct. The Code applies to all employees, including Executive Management. We expect our suppliers, contractors, consultants, and other business partners to follow the principles set forth in the Code when providing goods and services to us or acting on our behalf.

Our employees receive training in our Code of Conduct, information data security and preventing sexual harassment upon joining the Company and participate in annual refresher training.

Diversity, Equity and Inclusion (DE&I)

We believe that a diverse workforce is critical to our success, and we continue to monitor and improve the application of our hiring, retention, compensation and advancement processes for women and underrepresented populations across our workforce, including our team members of color, veterans and those who are LGBTQ to enhance our inclusive and diverse culture. We continue to invest in recruiting diverse talent. We strive to have a diverse culture of employees representing different genders, ages, ethnicities and abilities. For 2021, we are establishing Employee Resource Groups (ERGs) to highlight employees and share testimonials. Incorporating DE&I into our business is about changing behaviors and addressing institutionalized practices. It is a responsibility shared by our whole company. Our leadership team emphasizes the importance of diversity to our team and strives to model inclusive behaviors to inspire others to follow.

We will measure the success of our DE&I initiatives by establishing key performance indicators (KPIs) and targets in the following areas:

•

closing the diversity gap in representation through our recruitment and retention strategies in underrepresented populations by strategically prioritizing interventions and reviewing hiring decisions for underrepresented populations;

•	increasing employee communications by having our leadership team host bi-annual meetings with ERGs to recognize employees participating in these committees; and
•	requiring leadership at all levels to possess DE&I competencies to lead and manage an engaged workforce.

As of December 31, 2020, we employed 107 employees in the United States.

•	35% of our employees identify as racially and ethnically diverse.
•	25% of our employees identify as women.
•	12% of our professional level positions identify as racially and ethnically diverse.
•	4% of our first/mid-level officials and management positions identify as women.

As of December 31, 2020,  33% of our Board of Directors identify as women.

Workplace Safety and Health

A vital part of our business is providing our workforce with a safe, healthy and sustainable working environment. Our Environmental, Health and Safety program focuses on implementing change through employee observation and feedback channels to recognize risk and continuously improve our processes, as well as conducting regular risk reviews and self-audits at our manufacturing facility to explore new opportunities to reduce potential employee exposure to occupational injuries. As a result of partnering with our workforce in these important safety areas, during 2020, we experienced no injuries or lost time accidents.

During 2021, we will include additional training to our manufacturing employees in the areas of:

-	Slip, trip and fall hazard protection;
-	OSHA ergonomics;
-	Fire prevention, protection and emergency egress safety;
-	Chemical handling safety and hazard communication; and
-	Employee respirator training and OSHA requirements for personal protective equipment.

Importantly during 2020, our experience and continuing focus on workplace safety have enabled us to preserve business continuity without sacrificing our commitment to keeping our colleagues and workplace visitors safe during the COVID-19 pandemic. At the onset of the pandemic, we established a team to monitor new COVID-19 related developments and support our operations to respond to the ever-changing landscape:

The team consists of our Executive Management team, Human Resources, Manufacturing, IT, and Safety. The team provides updates to the Board periodically throughout the year.

Our goal is to support and promote safe working environments throughout our facilities. We regularly communicate to inform and update employees, and provide oversight of training on COVID-19 safety practices.

We took immediate action at the onset of this crisis to enact rigorous safety protocols in our facilities by improving sanitation measures, implementing mandatory social distancing, temperature screening, use of face coverings, reducing on-site staff through staggered shifts and schedules, remote working where possible, and restricting visitor access to our locations. These actions, in addition to generally being deemed an essential business, have enabled us to continue operating our business with minimal disruptions during the pandemic.

Health and Wellness

Our investment in employee health, well-being and safety is built on our conviction that advancing health for humanity starts with advancing the health of our employees. We offer our employees a competitive set of overall benefits that focuses on total wellness, including health and welfare benefits, and flexible work arrangements.

Succession planning

The Board regularly reviews and updates succession plans for the Chief Executive Officer and monitors management’s succession planning for other senior executives. In addition, the Board has developed detailed plans to address an event requiring an emergency CEO replacement on both an interim and permanent basis. These plans include process steps and allocated director and committee responsibilities. In assessing potential candidates for the CEO or other senior executive positions, the Board identifies the key skills, experience and attributes it believes are required to be an effective senior leader in light of the Company’s business strategies, opportunities and challenges. The Board also ensures that directors have substantial opportunities to engage with possible successor candidates.

Environmental

We continue to support efforts to reduce the environmental impacts from our manufacturing production. As part of this effort, we have worked closely with Clean Harbors Environmental, the Department of Environmental Conservation and Duchess County Recycling to monitor the reduction of hazardous waste for disposal.

During 2021, we will begin a process of benchmarking and recording reductions in our waste generation, pursuant to a New York State Hazardous Waste Reduction Plan (HWRP) which will include education, training and monitoring.

We monitor the air quality in and around our facility for common air pollutants and particulate matter considered hazardous to human health and the environment. Our monitoring enables us to detect and monitor the quality of the air we breathe in real-time to assess our compliance with air quality regulations and ultimately reduce air pollution.

The management team plans to measure the success of its environmental efforts by establishing KPIs in the areas of air quality and waste generation during 2021.

Corporate Governance and Ethics Guidelines

The Board has adopted many “best practices” in corporate governance, including separate standing committees of the Board for each of audit, nominating and governance and compensation matters, charters for each of the committees, and corporate ethics and compliance guidelines. Our ethics and compliance guidelines for employees, Board Members and Consultants are contained in the employee handbook and also posted on our company website. Our employees re-certify their compliance with the Code of Ethics, and undergo anti-harassment training on an annual basis.

We have separated the positions of Chair of the Board of Directors and Chief Executive Officer. Given the

demanding nature of these positions and time devoted to oversight, the Board of Directors believes it is appropriate to separate these positions. Our Chair presides over all meetings of the Board of Directors, including executive sessions of the independent directors, which are held at each Board meeting. The Chair briefs the Chief Executive Officer on issues arising in executive sessions and communicates frequently with the Chief Executive Officer on matters of importance. The Chair has responsibility for shaping the Board’s agenda and consults with all directors to ensure that the Board agendas and Board materials provide the Board of Directors with the information needed to fulfill its responsibilities. From time to time, the Chair may also represent the Company in interactions with external stakeholders at the discretion of the Board.

The Board has determined that each of our current directors, except for Mr. Sculley, is an “independent director” as that term is defined in the listing standards of NYSE American, LLC. The Board has also determined that each member of the Audit Committee, Compensation Committee and Governance and Nominating Committee meets the independence standards applicable to those committees prescribed by NYSE American, LLC and the SEC.

The  Board follows corporate governance guidelines that incorporate practices and policies under which our Board and its committees have operated since the Company’s inception, in addition to applicable requirements of the NYSE American, LLC and the SEC.

Some of the principal subjects covered by the corporate governance guidelines and Committee Charters include:

•	Director qualification standards;
•	Director responsibilities;
•	Director access to management and independent advisors;
•	Director compensation;
•	Director orientation and continuing education provided though membership in the National Association of Corporate Directors;
•	Management succession; and
•	Annual Board self-evaluations.

Corporate Responsibility

Our officers, directors and employees are committed to honesty, just management, fairness, providing a safe and healthy environment, and respecting the dignity of everyone. For the communities in which we live and work we are committed to observe sound environmental business practices and acting as concerned and responsible neighbors, reflecting all aspects of good corporate citizenship. For our shareholders we are committed to pursuing sound growth and earnings objectives and to exercising prudence in the use of our assets and resources. For our suppliers and partners, we are committed to fair competition and the sense of responsibility required of a good customer and teammate.

Anti-Corruption

We maintain an anti-corruption program with the core elements of an effective compliance program, including tone at the top, risk assessment, written policies and procedures, effective training and education, effective lines of communication, internal monitoring and auditing, and enforcement. The program and its requirements apply to our employees and to third parties who act on our behalf.

Ethics Help Line

We have a confidential Ethics Help Line, where questions or concerns about us can be raised confidentially and anonymously. The Ethics Help line is available to all our employees, as well as concerned individuals outside the Company and details are available at our website at www.emagin.com. The receipt of material concerns about our accounting, internal controls and auditing matters will be reported to the Audit Committee of the Board.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer and other key executives, visits to the Company’s facilities, by reading the reports and other materials that we send them and by participating in Board and committee meetings. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Biographical information about our directors is provided in “Proposal No. 1 - Proposal for the Election of Six Directors” on page 30. Except as set forth in this Proxy Statement, none of our directors held directorships in other reporting companies or registered investment companies at any time during the past five years.

Our Board of Directors currently consists of six persons, all of whom have been nominated by the Company to stand for re-election.

Name	Age	Position
Eric Braddom(1)(3)	52	Director
Paul Cronson(2)(3*)	64	Director
Ellen Richstone(1*)(2)	69	Director
Andrew G. Sculley	70	Chief Executive Officer and Director
Brig. General Stephen M. Seay, U.S. Army (Ret.) (1)(2*)(3)	74	Director
Dr. Jill J. Wittels	71	Director, Chair of the Board

(1)Audit Committee

(2)Governance & Nominating Committee

(3)Compensation Committee

*           Committee Chair

Involvement in Certain Legal Proceedings

Pursuant to an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Making Findings, and Imposing a Cease-and-Desist Order and Civil Penalty dated September 10, 2014 (the “Order”), the entry to which Mr. Cronson consented, the SEC found that Mr. Cronson had violated Section 16(a) of the Exchange Act and Rule 16a-3 promulgated thereunder by virtue of having failed to timely file a Form 4 reporting transactions in our Company’s securities on numerous occasions during the calendar years 2010 through 2013. The SEC ordered Mr. Cronson to (i) cease and desist from committing or causing any future violations Section 16(a) of the Exchange Act and Rule 16a-3 promulgated thereunder, and (ii) pay a civil money penalty in the amount of $47,250. Other than the foregoing, there are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees.

Board Meetings During Fiscal 2020

During 2020, the Board of Directors held five meetings.  During 2020, each member of our Board of Directors attended at least 75% of the aggregate of all meetings of our Board of Directors and of all meetings of committees of our Board of Directors on which such member served that were held during the period in which such director served.

The Board of Directors also approved certain actions by unanimous written consent.

Board Attendance at Annual Stockholders’ Meeting

Members of the Board of Directors are invited and encouraged to attend each annual meeting of stockholders. Each member of the Board of Directors attended the annual meeting of stockholders in 2020.

Non-employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Chair of our Board, currently Dr. Wittels,  is the presiding director at these meetings.

Committees Established by the Board

The Board of Directors has standing Audit, Compensation, and Governance and Nominating Committees. Information concerning the function of each Board committee follows.

Audit Committee

The Audit Committee is responsible for overseeing management’s implementation of effective internal accounting and financial controls, supervising matters relating to audit functions, reviewing and setting internal policies and procedures regarding audits, accounting and other financial controls, reviewing the results of our audit performed by the independent public accountants, and evaluating and selecting the independent public accountants. The Audit Committee has adopted an Audit Committee Charter, which is posted on our Corporate Governance landing page under the tab labeled “Investors” on our website at http://www.emagin.com. During 2020,  members of the Audit Committee were Ellen Richstone (Chair), Stephen M. Seay, and Eric Braddom. During 2020, the Audit Committee held seven meetings in person or through conference calls.

Compensation Committee

During 2020, the members of the Compensation Committee were Paul Cronson (Chair), Eric Braddom, and Stephen M. Seay. The responsibilities and duties of the Compensation Committee consist of, but are not limited to: (1) periodically reviewing and recommending salaries and incentive compensation of executive officers; (2) reviewing compensation plans, policies and benefit programs for employees, generally; and (3) reviewing the employee stock option and benefit plans. While performing its duties, the Compensation Committee receives substantial input from the Chief Executive Officer regarding the appropriate level and type of compensation for our executives, excluding the compensation paid to the Chief Executive Officer. The Compensation Committee has determined that no risks exist arising from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee retained the Wilson Group, to provide certain compensation consulting services in 2020.  The Compensation Committee reviewed the independence of the Wilson Group in accordance with SEC and NYSE American rules and has determined that their work has not raised any conflicts of interest. The Compensation Committee has adopted a Compensation Committee Charter which is posted on our Corporate Governance landing page under the tab labeled “Investors” on our website at http://www.emagin.com. During 2020, the Compensation Committee held two meetings in person.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee who served during 2020 were “independent,” and all current members are “independent.” None of the members of our Compensation Committee has ever been an employee of the Company, has ever served as an officer of the Company, or had any relationship with us requiring disclosure herein. None of our executive officers serve as either a member of the board of directors or the compensation committee of any other company that has any executive officers serving as a member of our Board of Directors or Compensation Committee.

Governance and Nominating Committee

During 2020, the following directors served on the Governance and Nominating Committee: Stephen M. Seay (Chair), Paul Cronson and Ellen Richstone and there were four meetings held in person or through conference calls. The Governance and Nominating Committee is responsible for considering potential Board members, nominating directors for election to the Board, implementing the Company’s corporate governance policies, and for all other purposes outlined in the Governance and Nominating Committee Charter, which is posted on our Corporate Governance landing page under the tab labeled “Investors” on our website at http://www.emagin.com.

Nomination of Directors

As provided in its charter, the Governance and Nominating Committee is responsible for identifying individuals qualified to become directors. The Governance and Nominating Committee seeks to identify director candidates based on input provided by a number of sources including (1) the Governance and Nominating Committee members, (2) our other directors, (3) our stockholders, (4) our Chief Executive Officer or Chair of the Board, and (5) third parties such as service providers. In evaluating potential candidates for director, the Governance and Nominating Committee considers the entirety of each candidate’s credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

•high personal and professional ethics and integrity;

•the ability to exercise sound judgment;

•the ability to make independent analytical inquiries;

•a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

•the appropriate and relevant business experience and acumen.

The Governance and Nominating Committee will consider nominees recommended by stockholders if such recommendations are made in writing to the Committee and contain sufficient information for the independent directors to assess the suitability of the candidate, including the candidate’s qualifications. This information should include a resume and other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board; and the consent of each nominee to serve as a director of the Company if so elected. The Governance and Nominating Committee does not plan to change the manner in which the Committee evaluates nominees for election as a director based on whether the nominee has been recommended by a stockholder or otherwise. Stockholders wishing to recommend director candidates to the Board of Directors must submit their recommendation and the requested candidate information in writing to eMagin Corporation, c/o Chief Financial Officer, 700 South Drive, Suite 201, Hopewell Junction, NY 12533.

The Governance and Nominating Committee does not have a formal policy relating to diversity among directors. In considering new nominees and whether to re-nominate existing members of the Board, the Governance and Nominating Committee seeks to achieve a Board with strengths in its collective knowledge and a broad diversity of perspectives, skills and business and professional experience. Among other items, the Committee looks for a range of experience in strategic planning, sales, finance, executive leadership, industry and similar attributes.

At least a majority of the directors on the Board of Directors must be “independent directors” as this term is defined in the rules of the NYSE American, LLC.

Board Leadership Structure, Independence, and Role in Risk Oversight

The Company has separated the positions of Chair of the Board of Directors and Chief Executive Officer. Given the demanding nature of these positions, the Board of Directors believes it is appropriate to separate the positions of Chair and Chief Executive Officer. Our Chair presides over all meetings of the Board of Directors, including executive sessions of the independent directors, which are held at each Board meeting. She briefs the Chief Executive Officer on issues arising in executive sessions and communicates frequently with him on matters of importance. She has responsibility for shaping the Board of Directors’ agenda and consults with all directors to ensure that the Board agendas and Board materials provide the Board of Directors with the information needed to fulfill its responsibilities. From time to time she may also represent the Company in interactions with external stakeholders at the discretion of the Board.

The Board of Directors has determined that each of our current directors, except for Mr. Sculley, is an “independent director” as that term is defined in the listing standards of the NYSE American, LLC. The Board of Directors has also determined that each member of the Audit Committee, Compensation Committee and Governance and Nominating Committee meets the independence standards applicable to those committees prescribed by the NYSE American, LLC and the SEC. In making this decision, the Board of Directors considered all relationships between the Company and the directors. The Board of Directors determined each such relationship, and the aggregate of such relationships, to be immaterial to the applicable director’s ability to exercise independent judgment.

Our Board of Directors has overall responsibility for risk oversight. The oversight is conducted primarily through committees of the Board of Directors, as disclosed in each of the descriptions of each of the committees above and in the charters of each of the committees, but the full Board of Directors has retained responsibility for general oversight of risks.

Stockholder Communications

Stockholders requesting communication with directors can do so by writing to eMagin Corporation, c/o Chief Financial Officer, 700 South Drive, Suite 201, Hopewell Junction, NY 12533 or emailing to mkoch@emagin.com. We do not screen communications received and forward any requests directly to the named director. If no director was named in a general inquiry, the Acting Chief Financial Officer would contact either the Chair of the Board of Directors or the chairperson of a particular committee, as appropriate. We do not provide the physical address, email address, or phone numbers of directors to outside parties without a director’s permission.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees including our Chief Executive Officer and Chief Financial Officer and principal accounting officer. The Code of Ethics and Business Conduct is posted on our website at http://www.emagin.com.

COMPENSATION OF DIRECTORS

The following table sets forth compensation information for our non-employee directors for the year ended December 31, 2020.

Name	Fees earned or paid in cash	Option
	($)	awards
		(1)
Paul Cronson		20,750
Eric Braddom(4)	40,000	20,750
Ellen Richstone	45,000	20,750
Stephen M. Seay	40,000	20,750
Jill J. Wittels	70,000	41,500

(1)

Amounts in this column represent the grant date fair value of stock options granted to the non-employee directors during 2020, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (referred to herein, as “FASB ASC Topic 718”). These amounts do not necessarily correspond to the actual value that may be realized by the non-employee directors upon exercise. The assumptions made in valuing the options reported in this column are discussed in Note 14 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)

The table below sets forth the aggregate number of shares of our common stock underlying unexercised stock options held as of December 31, 2020 by each of the persons who served as a non-employee director during 2020:

Number of Shares Underlying Options Outstanding as of December 31, 2020
Paul Cronson	607,113
Eric Braddom	259,232
Ellen Richstone	499,184
Stephen M. Seay	607,113
Jill J. Wittels	1,163,681

Fees Earned or Paid in Cash

Board Retainer. Each non-employee director, except the Chair, received an annual cash retainer of $40,000 for his or her service as a member of the Board of Directors in 2020. The Audit Committee Chair received an additional annual retainer of $5,000 for her service in such role in 2020. Mr. Cronson determined to forgo his cash retainer for the 2020 calendar year.

Meeting Fees. Members of the Board of Directors do not receive any additional fees for meeting attendance.

Option Awards.Each non-employee director, except the Chair, received an option to purchase 25,000 shares of common stock in 2020. These options vest half immediately and half on the anniversary date.

Chair of the Board.The Chair of the Board of Directors received an annual cash retainer of $70,000 and an option to purchase 50,000 shares in 2020. The option granted to the Chair vests half immediately and half on the anniversary date.

Director Compensation for 2021

On April 23, 2021 the Board approved the following compensation for non-employee directors, excluding the Chair, for the 2021 calendar year:

-    Annual cash retainer of $40,000

-    Stock option to purchase 35,000 shares that will vest half immediately and half on the anniversary of the grant

-    No meeting fees

-The Board approved an additional annual retainer of $10,000 for the Audit Committee Chair

As in 2020, Mr. Cronson has determined to forgo his cash retainer for the 2021 calendar year.

Chair of the Board.The Chair will receive an annual cash retainer of $70,000 and a stock option to purchase 75,000 shares that will vest half immediately and half on the anniversary of the grant.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee, on behalf of our Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and managing our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

In this context, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2020 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Respectfully submitted by the Audit Committee,

Ellen Richstone, Chair

Eric Braddom

Stephen M. Seay

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

The executive officers are appointed annually by our Board of Directors and hold office until their successors are elected and duly qualified unless otherwise specified in an individual’s employment agreement. There are no family relationships among any of our directors or executive officers. The current executive officers of the Company, and their ages as of March 31, 2021 are as follows:

Name	Age	Position
Andrew G. Sculley	70	Chief Executive Officer
Mark A Koch	62	Acting Chief Financial Officer
Amalkumar Ghosh	66	Chief Operating Officer
Olivier Prache	61	Senior Vice President, Product Development
Joseph Saltarelli	53	Senior Vice President, Operations
Scott Bufofsky	52	Senior Vice President, Development

Biographical information regarding our executive officers as of March 31, 2021 is set forth below:

Andrew G. Sculley became the Company’s Chief Executive Officer and President on June 1, 2008 and continues to serve as the Chief Executive Officer. Effective October 4, 2018, Mr. Sculley resigned from his role as President. Mr. Sculley was appointed to the Board of Directors on November 2, 2009. Mr. Sculley served as the General Manager of Kodak’s OLED systems business unit and Vice President of Kodak’s Display Business from 2004 to 2008. From 2003 to 2006, he served on the board of directors of SK Display, a joint venture between Sanyo and Kodak. From 1996 to 2001, Mr. Sculley served as the Manager of Operations, Chief Financial Officer and member of the board of directors of Kodak Japan Ltd., where he managed distribution, information technologies, legal, purchasing and finance. Previously, he held positions in strategic planning and finance in Eastman Kodak Company. Mr. Sculley holds an M.B.A. from Carnegie-Mellon University and an M.S. in physics from Cornell University. He attended Harvard University’s International Senior Management Program while an executive at Kodak.

Mark Koch was appointed acting Chief Financial Officer effective February 1, 2020 after serving as eMagin’s Vice President of Finance since October 2018, and Corporate Controller since March 2016. He has been a financial executive and consultant for over 25 years. He joined eMagin from the Turtle Beach Corporation, an audio technology company providing gaming headsets, where he was the corporate controller. Previously, Mr. Koch was a consultant with Tatum, an executive talent and strategic consulting firm providing c-suite solutions. Mr. Koch was the principal accounting officer of Del Global Technologies Corp, a medical imaging manufacturer with international operations. Mr. Koch has also served as the corporate controller of SEMX Corporation a manufacturer of specialty materials and thermal management solutions. He holds a B.S. from Manhattan College and is a Certified Public Accountant.

Dr. Amalkumar Ghosh was appointed Chief Operating Officer effective February 1, 2020. Dr. Ghosh was our Chief Technology Officer from September 30, 2018 until February 1, 2020. Dr Ghosh was appointed Senior Vice President of Research and Development in April 2009 after serving as Vice President of OLED Research and Development at the Company since 2005. He is responsible for new microdisplay technology development, government programs, intellectual property and manufacturing process engineering. Dr. Ghosh has more than 30 years of leading industrial research and development experience. From 2002 to 2005, he was at Eastman Kodak Company where he played a key role towards OLED display technology development. From 1995 to 2002, he was employed by the Company. His work during this period laid the foundations for OLED microdisplay technology. From 1985 to 1995, he was with IBM Corporation where he was a leader in various aspects of semiconductor and LCD display technologies. He has many publications and patents to his credit and has received numerous awards and recognitions from the Society for Information Display, including being nominated a Fellow of the Society. Dr. Ghosh was the President of the Society for Information Displays from 2014 to 2016. Currently, he is a board director for the Society. Dr. Ghosh earned B.Sc. and M.Sc. degrees in physics from Poona University and a Ph.D. degree in physics from Massachusetts Institute of Technology.

Olivier Prache was appointed Senior Vice President, Product Development in September 2012. His current responsibilities encompass managing OLED product development and product engineering. He served as Senior Vice President of Display Operations and Development from 2005 to 2012, after overseeing microdisplay product development at the Company since 1995 when he joined the Company’s predecessor, FED Corporation. He was employed by Philips-LCOS from 2002 until 2004 when he rejoined the Company. Prior to joining the Company’s predecessor in 1995, he worked for Pixtech in France and OIS Optical Imaging Systems in Troy, Michigan. He earned an M.S. degree in electronics from E.N.S.E.R.G., in Grenoble, France in 1983.

Joseph Saltarelli was appointed Senior Vice President, Operations for eMagin in March 2018. Previously, he was appointed Vice President of Manufacturing Operations in September 2017. Mr. Saltarelli’s responsibilities include managing manufacturing production operations, manufacturing engineering, equipment maintenance, procurement, and quality. From 2015 to 2017, he was Senior Director of Manufacturing Operations for GLOBALFOUNDRIES where he managed a 300mm wafer production line in Hopewell Junction, New York. Prior to working at GLOBALFOUNDRIES, Mr. Saltarelli worked at IBM for over 25 years where he held senior management positions in semiconductor manufacturing, thin films, and packaging with expertise in process engineering, equipment maintenance, production, and operations. Mr. Saltarelli is a member of the board of directors of the Council of Industry, a not-for-profit organization which promotes and supports advances in manufacturing in companies throughout the New York Hudson Valley area. Mr. Saltarelli earned a B.S. in ceramic engineering and materials science from Rutgers University in 1989 as well as an M.B.A. specializing in technology management in 2005.

Dr. Scott Bukofsky was appointed VP of Business Development at eMagin in July 2020. Prior to joining eMagin, Dr. Bukofsky was Senior Director of Sales at GLOBALFOUNDRIES from 2015 through July 2020, responsible for all Aerospace & Defense business as well as numerous commercial clients. Dr. Bukofsky has over 20 years of experience in semiconductors, and has held many management positions at both IBM and GLOBALFOUNDRIES before joining the eMagin team. Dr. Bukofsky holds a Doctoral degree in Electrical Engineering from Yale University and is a long-time resident of the Hudson Valley.

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers for the fiscal year ended December 31, 2020 are:

•Andrew G. Sculley, our Chief Executive Officer;

•Jeffrey P. Lucas, our President, Chief Financial Officer and Chief Accounting Officer until January 31, 2020;

•	Mark A. Koch, our Acting Chief Financial Officer as of February 1, 2020 and;

•Dr. Amalkumar Ghosh, our Chief Technology Officer and Senior Vice President until February 1, 2020 and currently our Chief Operating Officer.

Executive Compensation Objectives

The objectives of our compensation program are as follows:

•Attract, hire and retain well-qualified executives.

•Reward performance that drives substantial increases in stockholder value, as evidenced through both future operating profits and increased market price of our common shares.

Compensation Setting Process

Role of Compensation Committee. The role of the Compensation Committee is to oversee the Company’s executive compensation strategy, oversee the administration of its executive compensation and its equity based compensation plans, review and approve the compensation of the Company’s Chief Executive Officer, and other executive officers and managers, and oversee the compensation of the Company’s Board of Directors. The Compensation Committee is comprised exclusively of independent outside directors and includes members with executive-level experience in other companies. In addition, the Compensation Committee compares executive compensation practices of similar companies at similar stages of development.

Role of Compensation Consultant.  The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. The Company engaged the Wilson Group in March 2019 to provide guidance on and perform an assessment of a strategic incentive program for senior management.

Role of Management. In setting compensation for 2020, our Chief Executive Officer worked closely with the Compensation Committee and attended the meetings of the Compensation Committee. Our Chief Executive Officer made recommendations to the Compensation Committee regarding compensation of our executive officers other than himself. No executive officer participated directly in the final deliberations regarding his own compensation package.

Use of Comparative Market Data. The Compensation Committee approved the 2020 peer group consisting of the following 17 companies. These companies were selected as peers based on their being in a similar industry, primarily manufacturers of electronic components or electronic equipment and instruments, and of a generally similar size, based mainly on revenue.

Clearfield, Inc.	Micropac Industries Inc.
Digital Ally Inc.	Microchip Technology, Inc.
Inrad Optics Inc	Microvision Inc.
Intricon Corporation	Murata Manufacturing Co. Ltd.
Genasys Inc.	NVE Corporation
Kopin Corporation	SPI Energy Co., Ltd.

LightPath Technologies Inc.	The LGL Group, Inc.
Luna Inc.	Universal Display Corporation
Mercury Computer Systems, Inc.

Elements of Executive Compensation

The compensation level of our executives generally reflects their level of experience and is designed to provide an incentive to positively affect our future operating performance and stockholder value.

Base Salary. Base salary is the primary fixed element in the Company’s compensation program and is intended to provide an element of certainty and security to the Company’s executive officers on an ongoing basis. Base salaries are determined based on the executive’s level of experience, specialty and responsibility. Executive base salaries are reviewed on an annual basis by the Compensation Committee. Any increases in base salary are based on an evaluation of the individual’s performance, level of responsibility and, when such information is available, the level of pay compared to the salaries paid to persons in similar positions in the Company’s peer group or as shown in survey data.

Mr. Sculley’s base salary for 2019 of $418,000 was decreased to $352,000 due to Work Status Reduction (defined below). Dr. Ghosh’s annual base salary in 2019 of $355,000 was decreased to $284,000 due to the Work Status Reduction. In January 2020, Dr. Ghosh’s annual base salary was increased to $300,00 upon his appointment as Chief Operating Officer. Amounts reported in the 2020 Summary Compensation Table below reflect actual cash compensation paid and may differ slightly from these rates due to the timing of payroll dates in each period, and the timing of payroll increases.

Work Status Reductions. Effective October 14, 2019, pursuant to a work status reduction adopted by the Company (the “Work Status Reduction”), the work status of both Mr. Sculley and Mr. Ghosh was reduced by twenty percent (20%). The work status of certain vice presidents of the Company has also been reduced pursuant to the Work Status Reduction by either twenty percent (20%) or ten percent (10%). The Company has implemented the Work Status Reduction as a cost savings measure. The Work Status Reduction has no effect on the hourly rate of salary applicable to the named executive officers (or the vice presidents subject to the Work Status Reduction) or the benefits provided for under such executive officers’ (or such vice presidents’) Change in Control Agreements. See “Change in Control Agreements” below for a summary of the material terms of the Change in Control agreements with our named executive officers.

Equity. Part of the compensation paid to our executives has historically been in the form of equity, which to date has been exclusively through stock option grants. The stock option exercise price is at least equal to the fair market value of our common stock on the date of grant. Therefore, a gain is only recognized if the value of the stock increases, which promotes a long-term alignment between the interests of the Company’s executives and its stockholders. In addition, the time-based vesting features of our stock options contribute to executive retention. No equity awards were granted to our named executive officers during 2020. The company is considering making grants of restricted stock units in 2021.

Incentive Bonus. Our named executive officers are eligible to receive annual cash incentive awards that are tied to achieving performance metrics established by the Compensation Committee at the beginning of each year, with input from the Chief Executive Officer. Target bonuses for the named executive officers are set as a percentage of base salary. The program is funded by establishing a pool based on a percentage of annual EBITDA, which is then adjusted by an overall Company performance modifier based on Company performance to reach the final bonus pool. The program creates an incentive for the named executive officers to direct their efforts toward achieving specified Company goals and individual goals. For 2020 annual cash incentive bonus program, the Compensation Committee established goals related to the Company’s financial performance and attainment of strategic milestones and approved individual goals for executives. In 2020, we fell short of reaching the Company’s financial performance goals and, accordingly, there were no bonus program or discretionary cash bonuses awarded to our named executive officers for 2020 performance.

Anti-Hedging Policy

Under our insider trading policy, we prohibit directors and all employees (including executive officers) from trading in derivative or other instruments in order to hedge the economic risks of holding the Company’s stock received as long-term equity incentive awards under our compensation programs. Our policy does not allow any type of hedge strategy that involves creating downside protection, or that will generate an offsetting gain, in the event of a decline in the value of our stock including, but not limited to, transactions involving purchasing put or selling call options, collars or forward sales contracts. However, strategies that only increase downside risk and upside gains are permitted. Employees may not hedge movements in Company stock held in our employee’s savings plan, issued stock or stock options they own even if they are fully vested. The purpose of our policy is to align the interests, including the economic risk of ownership, of directors, employees and stockholders. In addition, we do not permit our executives to pledge shares of Company stock in which they have a financial interest.

Clawback Policy

Our Clawback Policy provides that the Company will seek to recover, under the direction of the Compensation Committee, any cash or equity compensation paid to an executive officer of the Company which is subject to recovery under any law, government regulation or stock exchange listing requirement, through such deductions or clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

Summary Compensation Table

The following table sets forth information regarding compensation paid to our named executive officers for the years indicated.

Name and Principal Position	Year	Salary		Bonus	Option Awards	All Other Compensation ($)	Total
		($)		($)	($)		($)
Andrew G. Sculley,	2020	352,000	(1)	-	-	-	352,000
Chief Executive Officer	2019	418,000	(2)	-	-	-	418,000
Jeffrey Lucas	2020	43,077	(3)	-	-	108,862 (4)	151,939
Former President, Chief Financial Officer and Chief Accounting Officer	2019	380,000		-	-	-	380,000
Mark A. Koch	2020	235,000	(5)	-	-	-	235,000
Acting Chief Financial Officer
Amalkumar Ghosh,	2020	300,000	(6)	-	-	-	300,000
Chief Operating Officer	2019	337,250	(7)	-	-	-	337,250

(1)	For 2020 Mr. Sculley’s effective base salary was reduced from $418,000 to $352,000 due to the Work Status Reduction described above.

(2)	On October 14, 2019, Mr. Sculley’s effective base salary was reduced from $440,000 to $418,000 pursuant to the Work Status Reduction described above.

(3)	Mr. Lucas resigned from the Company effective February 1, 2020. His annual base salary for 2020 was $320,000.

(4)	On January 31, 2020 in connection with the termination of his employment, Mr. Lucas was paid out accrued but unused vacation in an amount of $108,862.

(5)	On February 1, 2020 Mr. Koch became Acting Chief Financial Officer with an effective base salary of $235,000.

(6)	On January 1, 2020 Mr. Ghosh’s effective base salary was increased to $300,000 after being appointed Chief Operating Officer.

(7)	On October 14, 2019, Mr. Ghosh’s effective base salary was reduced from $355,000 to $284,000 due to the Work Status Reduction described above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding equity awards held by our named executive officers as of December 31, 2020.

		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable

Name	Grant Date				Option Exercise Price ($)	Option Expiration Date
Andrew G. Sculley	12-Aug-16	150,000		-	2.66	12-Aug-23
Jeffrey P. Lucas	14-Sep-15	75,000	(1)	-	2.50	14-Sep-20
	12-Aug-16	100,000	(1)	-	2.66	12-Aug-23
Amalkumar Ghosh	12-Aug-16	100,000		-	2.66	12-Aug-23
Mark A. Koch	1-Apr-16	25,000		-	1.76	1-Apr-21
	12-Aug-16	25,000		-	2.66	12-Aug-23

(1)

The Company entered into a  stock option amendment agreement with Mr. Lucas, pursuant to which exercise period of Mr. Lucas’ outstanding stock options was extended to the earlier of January 31, 2021 or the contractual expiration date of the options.

Employment Agreements

Employment Agreement with Andrew G. Sculley

On July 1, 2016, the Company and Andrew G. Sculley, Jr. entered into an Amended and Restated Employment Agreement (the “2016 Sculley Employment Agreement”), which provides for an annual base salary of $440,000.

Pursuant to the 2016 Sculley Employment Agreement, if Mr. Sculley’s (i) employment is terminated without Cause (as defined in the 2016 Sculley Employment Agreement), (ii) employment is terminated or his position is significantly changed or salary decreased as a result of a Change of Control (as defined in the 2016 Sculley Employment Agreement) or (iii) if he terminates his employment for Good Reason (as defined in the 2016 Sculley Employment Agreement), then Mr. Sculley shall, at the Company’s sole discretion, be entitled to the lesser of (i) the total amount of his base salary that remains unpaid under the 2016 Sculley Employment Agreement, which shall be paid monthly, or (ii) monthly salary payments for 12 months, based on Mr. Sculley’s monthly rate of base salary at the date of such termination, provided, however, in lieu of the aforementioned monthly payments, the Company may in its sole discretion pay such payments in a lump-sum. Pursuant to the 2016 Sculley Employment Agreement, payment by the Company of the foregoing severance amounts is contingent upon Mr. Sculley’s executing a release agreement substantially in the form attached as an exhibit to the 2016 Sculley Employment Agreement, and such release becoming effective, and only so long as Mr. Sculley does not revoke or breach the provisions of the such release or the restrictive covenants set forth in Sections 4 and 5 of the 2016 Sculley Employment Agreement.

Pursuant to the 2016 Sculley Employment Agreement, Mr. Sculley shall also be entitled to: (i) payment for accrued and unused vacation; (ii) the immediate vesting of any non-vested equity-related instruments granted pursuant to Section 2.6 of the 2016 Sculley Employment Agreement; and (iii) any bonuses which have accrued but remain unpaid prior to the date of Mr. Sculley’s termination.

The Company also agreed to amend any equity-related instruments granted to Mr. Sculley to permit the full exercise thereof following the termination of his employment without Cause, because of Disability (as defined in the 2016 Sculley Employment Agreement) or death and to amend any equity-related instruments granted to him to permit the immediate full vesting and exercise thereof at any time after termination of Mr. Sculley’s employment without Cause or because of Disability or death, to the same extent as though Mr. Sculley’s employment had not terminated. Mr. Sculley or his personal representative may accept either or both of such offers at any time before such equity-related instruments otherwise expire by giving written notice to the Company.

The term of the 2016 Sculley Employment Agreement expired on December 31, 2018. Mr. Sculley and the Company have agreed that the Company will continue to pay Mr. Sculley pursuant to the terms of the 2016 Sculley Employment Agreement until a new agreement is executed. In the interim, the Company and Mr. Sculley have entered into a Change in Control Agreement and a Strategic Bonus Agreement. See “—Change in Control Agreements” and “—Strategic Bonus Agreements” below. Mr. Sculley’s new employment agreement, when entered into, is expected to be substantially the same as the 2016 Sculley Employment Agreement.

Offer Letter with Jeffrey P. Lucas

On September 10, 2015, the Company and Jeffrey P. Lucas entered into an offer letter. Mr. Lucas’s base salary in 2020 was $320,000 and he was eligible for an annual incentive bonus targeted at 20% of his base salary. In the event that Mr. Lucas’s employment was terminated by the Company for any reason other than for unsatisfactory performance or gross misconduct, he was entitled to receive severance equal to six months of his salary at the time of termination, subject to his execution of a separation and release agreement, in form and substance acceptable to the Company.

On January 22, 2020, the Company announced that Mr. Lucas would resign as the Company’s President and Chief Financial Officer, effective February 1, 2020 to pursue another opportunity. On January 28, 2020, the Company entered into a consulting agreement with Mr. Lucas (the “Consulting Agreement”). The Consulting Agreement provides that Mr. Lucas would provide transition services to the Company, at the rate of $200 per hour. All services, including their anticipated time required, were subject to advanced agreement and approval by Company in advance. There were no billings under this agreement during calendar year 2020-2021 which it has now expired. In addition, on January 23, 2020, the Company entered into a stock option amendment agreement with Mr. Lucas, pursuant to which the exercise period of Mr. Lucas’ outstanding stock options was extended to the earlier of January 31, 2021 or the contractual expiration date of the option.

Change in Control Agreements

On November 8, 2017 and April 29, 2019, respectively, we entered into change in control agreements with Amalkumar Ghosh, Jeffrey P. Lucas, and Andrew G. Sculley (each an “Executive”). On October 14, 2019, each such change in control agreement was amended and restated (such agreements, as so amended and restated, the “Change in Control Agreements”) to (i) provide that the Work Status Reduction applicable to the Executives as of October 14, 2019 would not qualify as Good Reason (as defined in the Change in Control Agreements); and (ii) clarify that the Work Status Reduction would not reduce the benefits provided for under the Change in Control Agreements. See “—Elements of Executive Compensation —  Work Status Reductions” above for a description of the Work Status Reduction.

The Change in Control Agreements provide that if, within the 12-month period following a Change in Control of the Company (as defined in the Change in Control Agreements), the Executive suffers a Terminating Event (as defined below), he will be entitled to receive a lump sum cash payment in an amount equal to the Executive’s annual base salary in effect immediately prior to the Terminating Event (or the Executive’s annual base salary in effect immediately prior to the Change in Control, if higher), payable in a lump sum within 60 days of the termination date, provided that the Executive executes and does not revoke a separation agreement and release in favor of us. In addition, if the Executive was participating in our group health plan immediately prior to termination and elects COBRA health continuation, then we will pay the Executive a monthly cash payment for 12 months or the Executive’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to the Executive if he had remained employed by us.

A “Terminating Event” shall be deemed to have occurred under the Change in Control Agreements if the Executive (i) is terminated by us other than for Cause (as defined in the Change in Control Agreements), death or Disability (as defined in the Change in Control Agreements) or (ii) terminates his employment with the Company for Good Reason (as defined in the Change in Control Agreements).

Mr. Ghosh’s and Mr. Lucas’ Change in Control Agreements became effective as of November 8, 2017 and Mr. Sculley’s Change in Control Agreement became effective April 29, 2019. Each of the agreements terminate upon the earliest of (a) the termination of the Executive’s employment for any reason prior to a Change in Control, (b) the termination of the Executive’s employment with the Company after a Change in Control for any reason other than the occurrence of a Terminating Event or (c) the date which is 12 months after a Change in Control if the Executive is still employed by the Company. Accordingly, the Change in Control Agreement with Mr. Lucas terminated as of January 31, 2020 upon the termination of his employment with the Company.

The foregoing description is a summary of the Change in Control Agreements and should be read in conjunction with the full text of the form of Change in Control Agreement which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 18, 2019 and is incorporated herein by reference.

Strategic Bonus Agreements

On April 30, 2019, we entered into strategic bonus agreements with the Executives.  On October 14,  2019, each such strategic bonus agreement was amended and restated (such agreements, as so amended and restated, the “Strategic Bonus Agreements”) to (i) provide that the Work Status Reduction applicable to the Executives as of October 14,  2019 would not qualify as Good Reason (as defined in the Strategic Bonus Agreements); (ii) clarify that the Work Status Reduction would not reduce the benefits provided for under the Strategic Bonus Agreements; and (iii) to extend the expiration of the Strategic Bonus Agreements from December 31, 2019 to December 31, 2020.  See “—Elements of Executive Compensation —  Work Status Reductions” above for a description of the Work Status Reduction.

The Strategic Bonus Agreements provide that, in the event of a Change in Control (as defined in the Strategic Bonus Agreements), which definition requires that the parties enter into a definitive agreement with respect to the Change in Control and that the Change in Control close on or before December 31, 2020, the Executive would be entitled to receive a cash bonus equal to $200,000, if (i) the Executive remained continuously employed by us through the date that is 120 days after the closing of the Change in Control (the “Change in Control Bonus Date”) or (ii) the Executive experienced a Terminating Event (as defined below and in the Strategic Bonus Agreements) within 30 days prior to but in connection with the Change in Control or following the Change in Control but prior to the Change in Control Bonus Date, provided that, the Executive entered into and complied with a separation and release agreement in a form provided by us. A “Terminating Event” would have been deemed to have occurred under the Strategic Bonus Agreements if the Executive’s employment with us was terminated (i) by us other than for Cause (as defined in the Strategic Bonus Agreements), (ii) by the Executive for Good Reason (as defined in the Strategic Bonus Agreements), (iii) due to the Executive’s Disability (as defined in the Strategic Bonus Agreements), or (iv) due to the Executive’s death. The Strategic Bonus Agreement with Mr. Lucas terminated on January 31, 2020 in connection with the termination of his employment with the Company.

The foregoing description is a summary of the Strategic Bonus Agreements and should be read in conjunction with the full text of the form of Strategic Bonus Agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 18, 2019 and is incorporated herein by reference.

Transactions with Related Persons

At the beginning of each calendar year, each member of our Board of Directors and each executive officer is required to complete an extensive questionnaire that we utilize when preparing our annual proxy statement, as well as our Annual Report on Form 10-K and other SEC filings. The purpose of the questionnaire is to obtain information from directors and executive officers to verify disclosures about them that are required to be made in these documents. Regarding related person transactions, the questionnaire serves two purposes: first, to remind each executive officer and director of their obligation to disclose any related person transactions in which they have or will have a direct or indirect material interest (or a transaction in which their family members or entities in which they hold an interest have a material interest) and in which we participate that in the aggregate exceed $120,000 ("related person transaction") that might arise in the upcoming year; and second, to ensure disclosure of any related person transaction that is currently proposed or that occurred since the beginning of the preceding year. When completing the questionnaire, each director and executive officer is required to report any such transaction, as well as any payments (including any non-cash payment) by anyone other than the Company or its subsidiaries for services performed for the Company or its subsidiaries. If a reported or proposed related person transaction is identified, the Audit Committee will review the relevant facts and circumstances, including if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party and the extent of the related person's interest in the transaction, take into account our Code of Business Conduct, and either approve, ratify or disapprove the related person transaction. The Audit Committee will also review the material terms of any agreements or arrangements between a director and any third party relating to compensation for services performed for the Company or its subsidiaries and direct that such arrangements be disclosed in the Company's annual proxy materials or other public reports as appropriate.

At no time during 2020 or 2019, has any executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serves as a trustee or in a similar capacity or has a substantial beneficial interest, been indebted to the Company or been involved in any transaction in which the amount exceeded $120,000 and such person had a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

Our Board of Directors is charged with reviewing and approving all potential related party transactions. The Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Any such related party transactions must be reviewed and approved or ratified by any standing or ad hoc Committee of the Board composed solely of independent directors who are disinterested or by the disinterested members of the full Board and be reported to the extent required under applicable SEC guidance.

Equity Compensation Plan Information

    The following table provides information as of March 31, 2021 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our 2019 Employee and Consultant Stock Option and Incentive Plan, and our 2019 Non-Employee Director Stock Option and Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	4,098,255	(1)	$2.30	6,835,000
Total	4,098,255			6,835,000

(1) Represents shares of common stock issuable upon the exercise of outstanding options.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

PROPOSAL FOR ELECTION OF SIX DIRECTORS

At this year’s Annual Meeting, the Board of Directors proposes that the nominees listed below be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are currently serving as directors. All nominees have consented to being named in this Proxy Statement and to serve if elected.

Assuming a quorum is present, the six nominees will be elected by a plurality vote, which means the six nominees receiving the most “FOR” votes of shares entitled to be voted for such persons will be elected as directors of the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Votes that are withheld will be excluded entirely from the vote and will have no effect on the vote. Broker non-votes will also have no effect on the outcome of the election of directors.

Information With Respect to Director Nominees

Listed below are the nominees for election to our Board of Directors with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees.

Name	Age	Position
Eric Braddom	52	Director
Paul Cronson	64	Director
Ellen Richstone	69	Director
Andrew G. Sculley	70	Director
Brig. General Stephen M. Seay, U.S. Army (Ret.)	74	Director
Dr. Jill J. Wittels	71	Director

Eric Braddom	Director since 2018

Eric Braddom has served as a director since October 2018. Mr. Braddom is currently the Vice President of Product Management, Imaging, at SRI International. Prior to that, he was the General Manager, Augmented and Virtual Reality Solutions, at Flex Ltd. Prior to joining Flex in 2015, he was the Vice President of Strategy within the Consumer Solutions division at TE Connectivity, formerly Tyco Electronics, where he worked with the executive team to manage and grow the $800 million consumer devices business. Previously, Mr. Braddom spent two years at Freescale Semiconductor as Director of Global Marketing for the eReaders consumer segment and 12 years at Texas Instruments in positions of increasing responsibility, focused primarily on the Digital Light ProcessingTM display business, including starting operations in Shanghai and Taiwan. Mr. Braddom received an M.B.A. from the University of Texas and a B.S. degree in electrical engineering from Washington University in St. Louis. Mr. Braddom’s business and management experience in technology and manufacturing led to the conclusion that he should serve on the Board of Directors, given the Company’s business and structure.

Paul Cronson	Director since 2003

Paul Cronson has served as a director since July of 2003. He is a founder and Managing Director of Larkspur Capital, a broker dealer that is a member of FINRA and advises companies seeking private equity or debt. He received his B.A. from Columbia College in 1979 and his M.B.A. from Columbia University School of Business Administration in 1982. From 1979 to 1986, Mr. Cronson worked with several financial institutions including Laidlaw, Adams Peck in New York, as well as Samuel Montagu Co., Inc. and Chase Investment Bank Ltd in London. Upon returning to the United States Mr. Cronson joined Peter Sharp Co., where he managed a real estate portfolio, structured financings and assisted with capital market investments. In 1992, he formed Larkspur Capital Corporation. Mr. Cronson represents the Managing Member of Georgetown Investors 1 and Georgetown Investors 2, both investment partnerships with primary holdings in real estate in New York, Chicago, Los Angeles, Washington DC and Columbus. Mr. Cronson serves as a trustee on the boards of the California Institute of the Arts (CalArts) the Park Avenue Armory, the Solomon R Guggenheim Foundation (the Guggenheim Museum in New York) and the Evelyn Sharp Foundation and is a member of the advisory board for the Rand Center for Global Risk and Security. Mr. Cronson’s extensive experience in the financial services industry and board service makes him qualified to serve on the Board of Directors.

Ellen Richstone	Director since 2014

Ellen Richstone has served as a director since July 2014. Ms. Richstone served as the Chief Financial Officer of several public and private companies between 1989 and 2012, including Rohr Aerospace, a Fortune 500 company. From 2002 to 2004, Ms. Richstone was the President and Chief Executive Officer of the Entrepreneurial Resources Group. From 2004 until its sale in 2007, Ms. Richstone served as the financial expert on the board of directors of American Power Conversion, an S&P 500 company. Ms. Richstone currently serves on the board of directors of Superior Industries and Orion Energy Systems. She also sits on the board of the National Association of Corporate Directors (NACD) in New England, as well as other non-profit organizations, and became a NACD Leadership Fellow in January 2018. In April 2013, Ms. Richstone was given the first annual Distinguished Director Award from the Corporate Directors Group. Ms. Richstone graduated from Scripps College in Claremont, California and holds graduate degrees from the Fletcher School of Law and Diplomacy at Tufts University. Ms. Richstone also completed the Advanced Professional Certificate in Finance at New York University’s Graduate School of Business Administration and attended the Executive Development program at Cornell University’s Business School. Ms. Richstone holds an Executive Master’s Certification in director governance from the American College of Corporate Directors. Ms. Richstone’s broad industry experience in technology and corporate governance expertise led to the conclusion that she should serve on the Board of Directors, given the Company’s business and structure.

Andrew G. Sculley	Director since 2009

Andrew G. Sculley became the Company’s Chief Executive Officer and President on June 1, 2008 and continues to serve as the Chief Executive Officer. He was appointed to the Board of Directors on November 2, 2009. Mr. Sculley served as the General Manager of Kodak’s OLED systems business unit and Vice President of Kodak’s Display Business from 2004 to 2008. From 2003 to 2006, he served on the board of directors of SK Display, a joint venture between Sanyo and Kodak. From 1996 to 2001, Mr. Sculley served as the Manager of Operations, CFO and member of the board of directors of Kodak Japan Ltd., where he managed distribution, information technologies, legal, purchasing and finance. Previously, he held positions in strategic planning and finance in Eastman Kodak Company. Mr. Sculley holds an M.B.A. from Carnegie-Mellon University and an M.S. in physics from Cornell University. He attended Harvard University’s International Senior Management Program while an executive at Kodak. Mr. Sculley’s experience as the Company’s Chief Executive Officer and technical and business management experience at Kodak’s Display Business, SK Display and Kodak Japan Ltd., led to the conclusion that Mr. Sculley should serve on the Board of Directors, given the Company’s business and structure.

Stephen M. Seay	Director since 2006

Brigadier General Stephen M. Seay, U.S. Army (Ret.) began service as a director in January 2006. In March 2016, Brig. General Seay became Director, Leadership and Career Development Strategies, in the Department of Athletics, at the University of Central Florida (UCF). His responsibilities include resource development, mentor, coach and adviser to student athletes, and students, in career development opportunities in academia, government and industry, leading toward a successful career upon graduation. Additionally, in 2016, Brig. General Seay was selected to join the Proxy Board of Quantum 3D, Government Systems, Milpitas, CA. He founded Seay Business Solutions, LLC, a Florida veteran-owned small business, in 2006, specializing in providing assistance to entrepreneurs, as well as large and small businesses, focused on high technology solutions for defense and commercial markets. Brig. General Seay provides expertise in high technology operational and integrated modeling, simulation, training and education, including virtual and augmented reality systems, mission command, cyber operations, strategic planning, resource management/allocation/analysis, operations research and system life cycle planning, programming, execution, sustainment and life cycle system design. He held a wide variety of command and staff positions during his over thirty-three year Army career, culminating as the Commanding General, Joint Contracting Command-Iraq/Head of Contracting Authority, Operation Iraqi Freedom (2004-2005) and Program Executive Officer, Simulation, Training and Instrumentation (PEO STRI) from 2000-2005. He performs corporate and independent director responsibilities as a member of strategy, audit, compensation, finance, governance and executive committees. Brig. General Seay is the senior mentor/advisor for Talon Simulations, LLC, an entrepreneurial Florida small business, UCF graduate degree program and National Science Foundation grant awardee, TiTenn, LLC, also an entrepreneurial Florida small business spinout from UCF College of Engineering and Computer Science and Walk On Nation, LLC, an entrepreneurial spinout from the UCF Department of Athletics, specializing in professional development training for high school and college student-athletes. Brig. General Seay received his B.S. from the University of New Hampshire, where he was a three-sport student-athlete, and an M.S. from North Carolina State University. He taught Chemistry and coached Division I lacrosse at the United States Naval Academy. Mr. Seay’s Army operational experience, coupled with his business and technical experience led to the conclusion that he should serve on the Board of Directors, given the Company’s business and structure.

Jill J. Wittels	Director since 2011

Dr. Wittels has served as a director and Chair of the Board of Directors since August 2011. She served on the Board of Directors previously from 2003 to 2006. Dr. Wittels is currently the principal in Sostenuto Strategic Advisors, in which capacity she consults on business strategy and serves as a strategy advisor. Since October 2017, she has served as the President and COO of Route Dynamics Corp. She served on the board of the Fermi National Accelerator Laboratory, a laboratory of the U.S. Department of Energy Office of High Energy Physics from 2013 to 2014 and also from June 1995 through June 2011. From 2001 until July 2011, Dr. Wittels was Corporate Vice President, Business and Technology Strategy of L-3 Communications. Her responsibilities at L-3 included strategies for growth, oversight of R&D, diligence support for M&A, and cross-company business development coordination. From 1979 to 2001, she held a variety of positions with BAE Systems including Vice President and General Manager, Acting President and Vice President of Engineering. She served on the board of Innovative Micro Technology, Inc. from 2002 through July, 2011 and on the board of Millivision, Inc. from 2002 to 2006. Dr. Wittels holds a B.S. and a Ph.D. in physics, both from the Massachusetts Institute of Technology. Dr. Wittels’ business management experience, her scientific knowledge, her knowledge of the Company, and her experience in developing strategy and strategic alliances led to the conclusion that she should serve on the Board of Directors, given the Company’s business and structure.

Required Vote

Directors of the Company will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting, electronically or by proxy, which means that the six nominees receiving the most “FOR” votes will be elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 1:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE ELECTION OF ALL THE NOMINEES DESCRIBED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

RSM US LLP (“RSM”), our independent auditors, audited our financial statements for the 2020 fiscal year. The Audit Committee selected RSM as the independent auditors of the Company for the fiscal year ending December 31, 2021. Representatives of RSM are not expected to attend the 2021 Annual Meeting of Stockholders. RSM was first engaged by us on June 15, 2011.

During the years ended December 31, 2020 and 2019, neither the Company nor anyone acting on its behalf consulted with RSM regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Audit Fees

RSM served as eMagin’s independent auditors for the years ended December 31, 2020 and 2019. For the years ended December 31, 2020 and 2019, the fees for audit services associated with the annual audit and review of the Company’s quarterly reports on Form 10-Q totaled approximately $218,000 and $250,000, respectively.

Audit Related Fees

For the years ended December 31, 2020 and 2019, fees related to audit services related to the Company’s statutory and regulatory filings totaled approximately $38,000 and $27,000 respectively, from RSM.

Tax Fees

No fees were billed for the years ended December 31, 2020 and 2019 for professional services rendered by RSM for tax compliance, tax advice, and tax planning.

All Other Fees

    All other fees billed by RSM for the year ended December 31, 2020 and 2019 were approximately $10,118 and $12,972, respectively and were primarily related to out of pocket costs incurred during provision of audit services to the Company.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services performed by the Company’s independent auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence.

Required Vote

Approval of this proposal requires the receipt of the affirmative vote of a majority of the votes cast at the Annual Meeting, electronically or by proxy.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 2:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
RATIFICATION OF APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2021.

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires the Company’s stockholders to have the opportunity to cast a non-binding, advisory vote to approve of the compensation disclosed in this Proxy Statement of the Company’s named executive officers. The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

Please read the “Executive Compensation” section beginning on page 17 for additional details about our executive compensation program, including information about the fiscal year 2020 compensation of our named executive officers. We believe that our compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to vote for or against approval of the compensation of the named executive officers that is disclosed in this Proxy Statement by voting on following resolution (or by abstaining with respect to the resolution):

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2021 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Executive Compensation Section of this Proxy Statement, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it is not binding on either the Board of Directors, the Compensation Committee or the Company. Although non-binding, the Board of Directors and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

Required Vote

Approval of this proposal requires the receipt of the affirmative vote of a majority of the votes cast at the Annual Meeting, electronically or by proxy.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 3:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS DISCLOSED IN THIS PROXY STATEMENT.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy Statement, or their substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports on Form 10-K

Additional copies of eMagin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 may be obtained without charge by writing to the Chief Financial Officer, eMagin Corporation, 700 South Drive, Suite 201, Hopewell Junction, NY 12533. eMagin’s Annual Report on Form 10-K can also be found on eMagin’s website: www.eMagin.com. or at http://www.cstproxy.com/emagin/2021.

Stockholders Proposals for the 2022 Annual Meeting

Stockholder proposals intended to be presented at the Company’s 2022 annual meeting must be received by the Company no later than January 15, 2022, (pursuant to Rule 14a-8 of the Exchange Act, 120 days before the anniversary of the date this proxy was released to stockholders) to be eligible for inclusion in the Company’s proxy statement and form of proxy for next year’s meeting (unless the date of our 2022 annual meeting is changed by more than 30 days from the anniversary of the 2021 annual meeting, in which case a proposal must be received a reasonable time the Company begins to print and send the proxy materials for the Company’s 2021 annual meeting). Proposals should be addressed to eMagin Corporation, Attn. Chief Financial Officer, 700 South Drive, Suite 201, Hopewell Junction, NY 12533.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2022 annual meeting, the federal securities laws require stockholders to give advance notice of such proposals. The required notice must (pursuant to Rule 14a-4 of the Exchange Act) be given no less than 45 days in advance of the one year anniversary date of the date on which the Company first sent its proxy materials for the immediately preceding annual meeting. Accordingly, with respect to the Company’s 2022 annual meeting of stockholders, notice must be provided to eMagin Corporation, Attn. Chief Financial Officer, 700 South Drive, Suite 201, Hopewell Junction, NY 12533 no later than March 31,  2022, (unless the date of our 2022 annual meeting is changed by more than 30 days from the anniversary of the 2021 annual meeting, in which case a proposal must be received a reasonable time the Company begins to print and send the proxy materials for the Company’s 2022 annual meeting). If a stockholder fails to provide timely notice of a proposal to be presented at the 2022 annual meeting, the chair of the meeting will declare it out of order and disregard any such matter.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of the Notice, the Proxy Statement, the proxy card and establishment of the internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors,
/s/ Jill J. Wittels
Jill J. Wittels
Chair of the Board of Directors

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

_______________________________________________________________________________________________

Vote by Internet or Telephone – QUICK /  EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

eMAGIN CORPORATION

As a stockholder of eMagin Corporation, you have the option of voting your shares electronically through the internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 10, 2021.

INTERNET/MOBILE  -

www.cstproxyvote.com

Use the internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. During the Meeting: Go to http://www.cstproxy.com/emagin/2021. You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

PHONE - 1 (888) 965-8995 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED☐

PROXY	Please mark your votes like this	☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

1.	Election of Directors NOMINEES:			3.	To approve, by non-binding vote, the compensation disclosed in the Proxy Statement of the Company’s executive officers who are named in the Summary Compensation Table.	FOR 	AGAINST 	ABSTAIN 
	(1) Eric Braddom	FOR 	WITHHOLD 
	(2) Paul Cronson	FOR 	WITHHOLD 
	(3) Ellen Richstone	FOR 	WITHHOLD 
	(4) Andrew G. Sculley	FOR 	WITHHOLD 
	(5) Stephen Seay	FOR 	WITHHOLD 
	(6) Jill J. Wittels	FOR 	WITHHOLD 

2.	Proposal to ratify the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021.	FOR 	AGAINST 	ABSTAIN 

I plan on attending the meeting☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

0

Signature	Signature, if held jointly	Date	, 2021.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 10, 2021

The proxy statement and, our 2020 Annual Report on Form 10-K to Stockholders are available at http://www.cstproxy.com/emagin/2021

☐   FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED☐

PROXY

eMAGIN CORPORATION

PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 10, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Andrew G. Sculley and Mark A. Koch or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his or her substitute, to represent and to vote all the shares of the common stock or Series B Convertible Preferred Stock of eMagin Corporation (the “Company”), which the undersigned would be entitled to vote, at the Company’s Virtual Annual Meeting of Stockholders, via the internet at http://www.cstproxy.com/emagin/2021 to be held on Thursday,  June 10, 2021, at 9:00 a.m., Eastern Time, and any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the Proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendation.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT - This Proxy must be signed and dated on the reverse side.)